Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DE MEO, YOUNG, MCGRATH
A PROFESSIONAL SERVICES COMPANY

SUITE 517	SUITE 459
2400 EAST COMMERCIAL BOULEVARD	2424 NORTH FEDERAL HIGHWAY
FORT LAUDERDALE, FLORIDA 33308	BOCA RATON, FLORIDA 33431
(954) 351-9800	(561) 447-9800
FAX (954) 938-8683	FAX (561) 391-8856
dym@dymco.net	boca@dymco.net
ANTHONY DE MEO, CPA*, ABV, PFS	MICHAEL I. BLOOM, CPA
ROBERT E. MCGRATH, CPA	DAVID B. PRICE, CPA
ROBERTA N. YOUNG, CPA

*Regulated by the State of Florida

We consent to the incorporation by reference in the previously filed Post-Effective Amendment on Form S-3 (Registration statement # 333-150327) of our report dated March 23, 2009, with respect to the consolidated financial statements and schedules of United Insurance Holdings Corp. included in this Annual Report (Form 10-K) of United Insurance Holdings Corp. for the year ended December 31, 2008.

/s/ DeMeo, Young, McGrath, CPA

Fort Lauderdale, Florida
March 17, 2011

DYM
MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS: MANAGEMENT CONSULTING SERVICES DIVISION; SEC PRACTICE SECTION;
PRIVATE COMPANIES PRACTICE SECTION; TAX DIVISION • FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS • INSTITUTE OF BUSINESS APPRAISERS